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                                                                   EXHIBIT 15.1


            AWARENESS LETTER--UNAUDITED INTERIM FINANCIAL INFORMATION



XTO Energy Inc.
Fort Worth, Texas

     We are aware that our report dated April 23, 2001, which was included in the Cross Timbers Oil Company Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and our reports dated July 25, 2001, and October 23, 2001, which were included in the XTO Energy Inc. (formerly known as Cross Timbers Oil Company) Quarterly Report on Form 10-Q for the quarters ended June 30, 2001, and September 30, 2001, are being incorporated by reference in this Registration Statement on Form S-3.

     We also are aware that the aforementioned reports, pursuant to Regulation C under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by our firm within the meaning of Sections 7 and 11 of that Act.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Fort Worth, Texas
December 7, 2001